Exhbit 10.6

                                LICENSE AGREEMENT
                                -----------------


          THIS AGREEMENT is entered into and made effective as of February 18, 1999, by and between KANAKARIS COMMUNICATIONS, INC., a Nevada corporation ("Kanakaris"), and ION SYSTEMS, INC., a Missouri corporation ("ION").

          IN CONSIDERATION of the mutual covenants contained in this Agreement, the parties agree as follows:

1.       RULES OF INTERPRETATION.

         1.1 In addition to other terms defined herein, the capitalized terms identified below (in alphabetical order) shall have the respective meanings set forth below when used in this Agreement.

              "AFFILIATE" means, as to any referenced Person, any other Person that directly or indirectly (through one or more intermediaries) Controls, is Controlled by or is under common Control with such Person, including (in the case of Persons that are entities) the Person's owners, shareholders, members, partners, trustees, directors, officers, managers, employees and agents.

              "BOOK" means information or data consisting primarily of text (which may also include graphics or illustrations associated with the text), having the same author or source, and grouped together for a single publication.

              "BOOK CONVERSION" means the conversion, formatting and encoding of a single Book, and the delivery to Kanakaris through the posting of the Book on a Kanakaris Web Site, so that the Book may be used for Book Sales or Product Sales, using the Products.

              "BOOK SALE" means any transaction through a Kanakaris Web Site generating revenue based on the publishing, displaying, viewing, subscribing, selling, renting, downloading or other use of a Book or any portion of a Book.

              "BUSINESS DAY" means any day other than (i) a Saturday or Sunday and (ii) a day on which national banks in the United States are required or permitted by applicable law to be closed for banking business.

              "COMMISSION" means the U.S. Securities and Exchange Commission or any successor agency thereto.

              "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. A Person owning more than fifty percent of the capital stock or other equity interests of another Person shall be presumed to Control such other Person.

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              "DOLLARS" or "$" shall mean lawful currency of the united States of America.

              "E* WEB" means the computer software developed and owned by ION that permits the viewing of Books on Web Sites while protecting the security of the data.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder by the Commission.

              "EXCLUSIVE LICENSE OPTION" has the meaning given to such term in
SECTION 2.3.

              "FIELD" means the use of the Products solely for the purpose of engaging in the for-profit businesses of (i) publishing, displaying, promoting, marketing, offering and selling, directly to customers and end users using the facilities of a Web Site, the following specific categories of Books, to be viewed on the Web Site or downloaded from the Web Site by the customers and end users for a fee: vanity Books, direct author Books, publisher-owned Books, Books consisting of technical manuals and documentation, and Books that may be read by a voice synthesizer; and (ii) publishing and displaying Books on a Web Site for the purpose of promoting, marketing, offering and selling, directly to customers and end users for a fee using the facilities of the Web Site, products or services (other than Books) listed or identified in the Books published or displayed on the Web Site. The Field shall not include (A) any uses of the Products for any purposes not specifically included within the foregoing description, or (B) any categories of Books not included in the foregoing specific categories. By way of explanation and without intending to limit the generality of the foregoing: (1) the following uses of the Products are not included in the Field: rentals of Books intended to be used as text books for students, secure e-mail messages or other information and documents delivered through the internet, publishing, displaying and delivering subscription Books (e.g. newsletters and periodicals), use of the technology underlying the Products in connection with other applications (e.g. databases and browsers), other non-revenue generating uses (e.g. businesses or organizations publishing their own information and documents electronically through internal systems or the internet), stand alone publishing software, and downloading movies and other information or data consisting primarily of video; and (2) the following specific categories of Books are not included within the Field: Books intended to be used as textbooks for students, and subscription Books (e.g. newsletters and periodicals).

              "KANAKARIS COMMON STOCK" means the authorized shares of common stock, par value $.OO1 per share, of Kanakaris, together with any securities issuable after the date hereof with respect to the shares thereof that are currently outstanding.

              "KANAKARIS PREFERRED STOCK" means the authorized shares of preferred stock, par value $.OOl per share, of Kanakaris.

              "KANAKARIS WEB SITE" means one or more Web Sites that are owned, sponsored and operated by Kanakaris, or an Affiliate of Kanakaris that is under the Control of Kanakaris, through which Books may be viewed for a fee or

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purchased by customers or end users directly from the Web Site for electronic delivery through the internet, including the Web Site currently operated by Kanakaris under the name "NetBooks" (having a world wide web address of www.netbooks.com), or through which products or services (other than Books) may be purchased by customers or end users using the facilities of the Web Site. A Person shall be deemed to own, sponsor and operate a Web Site when such Person controls the content of the Web Site and collects the revenue payable using the facilities of the Web Site.

              "LICENSE" means the license granted by ION to Kanakaris pursuant to SECTION 2.1.

              "OPTION SHARES" means 100,000 shares of Kanakaris Common Stock.

              "PERSON" means any individual or entity, including a joint venture, partnership, trust, company, limited liability company or corporation, together with the permitted successors and assigns of any such Person.

              "PRODUCTS" means collectively the E*Web and X*Maker computer software, together with all related documents and manuals, and together with any Product Upgrades.

              "PRODUCT SALE" means any transaction through a Kanakaris Web Site generating revenue based on the subscribing, selling, renting or downloading of a product or service (other than a Book) identified in a Book published, displayed or viewed on a Kanakaris Web Site.

              "PRODUCT UPGRADE" means any upgrade to a Product that adds features or capabilities but is dependent on the same underlying technology.

              "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder by the Commission.

              "WEB SITE" means a location on the world wide web accessible electronically by computers through the internet.

              "X*MAKER" means the computer software developed and owned by ION that enables the downloading of Books from Web Sites while protecting the security of the data.

              1.2 Unless the context clearly requires otherwise, this Agreement shall be construed in accordance with the following rules: (i) the Section numbers and headings preceding text have been inserted for convenient reference only and shall not affect the meaning, construction or effect of this Agreement;
(ii) references to Sections and Exhibits are references to Sections of this Agreement and Exhibits attached to this Agreement, respectively, which Exhibits are hereby incorporated by reference and made a part of this Agreement; (iii) words in the singular include the plural and words in the plural include the singular; (iv) the word "INCLUDING" means by way of illustration or example but without limitation; (v) the word "OR"is not exclusive; (vi) any calculations required to be made pursuant to this Agreement shall be made in accordance with

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generally accepted accounting principles to the extent applicable thereto; and
(vii) any payment of money that becomes due on a day that is not a Business Day shall be due and payable on the next Business Day.

2.        LICENSE GRANT.

          2.1 Subject to the terms and conditions set forth in this Agreement, ION grants to Kanakaris, and Kanakaris accepts, a license during the term of this Agreement to use the Products solely within the Field, and solely for or in connection with Kanakaris Web Sites, but without any geographic or territorial restrictions. Neither the License nor any right, title or interest thereunder shall be assignable or transferable by Kanakaris, and Kanakaris shall not have the right to grant sublicenses under the License; PROVIDED, that Kanakaris may authorize the use of the License by any Affiliate of Kanakaris that owns, sponsors and operates a Kanakaris Web Site, which Affiliate is under the Control of Kanakaris, but Kanakaris shall require any such Affiliate to comply with all the terms and conditions of the License, Kanakaris warrants and guarantees such compliance to ION, and Kanakaris shall immediately notify ION of any such Affiliate that Kanakaris has authorized to use the License. ION reserves to itself any right, title and interests in and to the Products not expressly granted to Kanakaris herein. Without limiting the generality of the foregoing reservation of rights to ION, ION shall have the right, and Kanakaris shall not have any right, to use the Products for all purposes and uses, and all categories of Books, outside of the Field.

          2.2 The License with respect to E*Web shall be exclusive to Kanakaris within the Field from the date of this Agreement until August 30, 1999. If the Exclusive License Option is not exercised by Kanakaris pursuant to SECTION 2.3, then from and after August 30, 1999, the License with respect to E*Web shall be non-exclusive to Kanakaris within the Field and shall continue for the term of this Agreement, and thereafter ION shall not be restricted from using E*Web for any purpose and granting other licenses with respect to E*Web to any other Person, both within and outside of the FIELD; PROVIDED, that for so long as the License with respect to E*Web is exclusive to Kanakaris within the Field, ION shall not exercise for itself or grant to any third Person any right, title or interests with respect to E*Web within the Field. The License with respect to X*Maker shall be non-exclusive to Kanakaris for the term of this Agreement, and ION shall not be restricted from using X*Maker for any purpose and granting other licenses with respect to X*Maker to any other Person, both within and outside of the Field.

          2.3 Subject to SECTION 2.3(a), Kanakaris shall have the right, exercisable at the option of Kanakaris in its sole discretion (the "EXCLUSIVE LICENSE OPTION"), to extend the exclusivity to Kanakaris of the License with respect to E*Web within the Field for the entire term of this Agreement, on and subject to the following terms and conditions:

              (a) Kanakaris' shall not have the right to exercise the Exclusive License Option unless, prior to the exercise thereof, ION shall have approved a business and marketing plan (the "BUSINESS PLAN") prepared by Kanakaris for the use of the Product and the promotion of the Kanakaris Web Sites in a manner intended to maximize ION's return through the payment of fees and royalties to

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ION by Kanakaris as contemplated by SECTION 3, which approval by ION shall be undertaken by ION in good faith promptly after the proposed Business Plan is provided to ION.

              (b) The license fee for exercising the Exclusive License Option shall be $1,000,000.00 (the "EXCLUSIVE LICENSE FEE"), which shall be payable in the manner provided herein.

              (c) The Exclusive License Option, if exercised by Kanakaris, shall be exercised by Kanakaris delivering notice of the exercise thereof to ION (the "OPTION EXERCISE NOTICE"). To be valid and effective, the Option Exercise Notice must be received by ION by not later than the close of business on August 30, 1999, and must be accompanied by cash, or a certified check or electronic wire transfer of immediately available funds to an account designated by ION, in the amount of $100,000.00 as partial payment of the Exclusive License Fee. The balance of the Exclusive License Fee shall bear interest at the fixed rate of five percent per annum, and shall be payable in nine monthly installment payments, each in the amount of $100,000.00 plus accrued and unpaid interest thereon, and each monthly installment payment shall be due and payable each successive month after the Option Exercise Notice (on or before the same day of the month as the date the Option Exercise Notice was delivered to ION), until the entire Exclusive License Fee and all accrued interest thereon has been paid in full. Each monthly installment payment shall paid to ION in cash, or by a certified check or electronic wire transfer of immediately available funds to an account designated by ION.

              (d) From and after the date of ION's receipt of the Option Exercise Notice, and continuing for the term of this Agreement, the License with respect to E*Web shall be exclusive to Kanakaris within the Field, subject however to forfeiture of exclusivity as provided in SECTION 2.4.

          2.4 Upon the occurrence of any of the following events, the exclusivity of the License with respect to E*Web shall immediately be forfeited (as ION's sole and exclusive remedy with respect to the occurrence of such event) and then and thereafter the License with respect to E*Web shall be non-exclusive to Kanakaris within the Field, and thereafter ION shall not be restricted from using E*Web for any purpose and granting other licenses with respect to E*Web to any other Person, both within and outside of the Field:

              (a) Any failure by Kanakaris to pay the Exclusive License Fee, or any portion thereof, or any interest accrued thereon, to ION on or before the date on which payment is due. In any such event, ION shall not be required to refund to Kanakaris any previous payments of the Exclusive License Fee paid by Kanakaris.

              (b) Any failure by Kanakaris to supply ION with at least 1,000 Books for Book Conversions in each of the calendar years ending December 31, 1999, 2000, 2001, 2002, and 2003; PROVIDED, that if for any of such calendar years Kanakaris has supplied ION with fewer than 1,000 Books for Book Conversions, then Kanakaris shall have the right to pay to ION, by not later than December 31 of such calendar year, an amount equal to the price payable by Kanakaris for each Book Conversion multiplied by the difference between 1,000 Book Conversions and the actual number of Books supplied to ION for Book

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Conversions during such calendar year, and upon ION's receipt of such amount the exclusivity of the License with respect to E*Web shall not be forfeited and shall remain in effect.

          2.5 After ION's initial approval of the Business Plan as contemplated by SECTION 2.3(a), Kanakaris shall use its best efforts to execute, comply with and follow the Business Plan substantially as stated therein. Kanakaris shall provide a written report (in reasonable detail) to ION within ninety days after the end of each calendar year during the term of this Agreement as to the progress of Kanakaris under the Business Plan. The Business Plan may be modified from time to time, but any material modifications to the Business Plan shall be subject to ION's prior approval. In connection with a proposed modification of the Business Plan, Kanakaris may propose to modify the specific uses of the Products and the specific categories of Books included within the Field, but any such modifications to the Field shall be subject to ION's prior approval in each instance, which approval may be withheld in ION's sole discretion.

          2.6 The parties acknowledge that the technology, know-how, inventions and works of authorship included within the Products or on which they are based may be protected by patents and copyrights, and that ION is preparing or has prepared one or more patent applications and may prepare further patent or copyright applications, and is pursuing and may further pursue patent or copyright protections, for such technology, know-how, inventions and works of authorship. All patent or copyright applications and patents or copyrights issuable or claimed with respect to any technology, know-how, inventions and works of authorship included within the Products or on which they are based shall be the exclusive property of ION, and ION shall have the exclusive right to apply for, pursue and claim any such patents and copyrights, in all domestic and foreign jurisdictions; PROVIDED, that the License shall include the right of Kanakaris to utilize the technology, know-how, inventions and works of authorship and to practice the art covered by any such patent or copyrights applications or patents or copyrights. Kanakaris shall not oppose any such patent or copyright applications filed by ION and shall not challenge the validity of any patent or copyright issued to or asserted by ION or any claims made in any such patents. Kanakaris shall display or publish any notices of patent or copyright claims as reasonably required by ION.

          2.7 Upon request by Kanakaris, ION shall deliver one copy of the Products to Kanakaris, including all related documents and manuals. Kanakaris shall not copy or use the Products (including but not limited to the documentation and manuals) except as expressly permitted by this Agreement. Kanakaris may copy the Products solely for archival or backup purposes. All archival and backup copies and any other permitted copies of the Products are subject to the terms and conditions of this Agreement. Kanakaris shall not cause or permit the reverse engineering, disassembly or decompilation of the Products.

          2.8 ION shall notify Kanakaris in the event any Product Upgrades are developed by ION; PROVIDED, that ION shall not have any duty to develop any Product Upgrades. Any Product Upgrades shall be provided to Kanakaris and shall become a part of the related Product and shall be included in the License for such Product. Kanakaris or its Affiliates may from time to time request ION to develop Product Upgrades, and in such event if ION is agreeable to undertaking such development, the cost of such development shall be paid by Kanakaris on terms and conditions to be mutually agreed to by the parties.

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          2.9 Notwithstanding anything to the contrary contained herein,
Kanakaris shall not be required to exclusively use the Products in connection with the Kanakaris Web Sites, and Kanakaris shall have the right to use other computer software programs on or in connection with the Kanakaris Web Sites for any purpose.

          2.10 If during the term of this Agreement ION develops and desires to commercialize technology to enable the secure downloading from the internet of movies and other information or data consisting primarily of video ("VIDEO TECHNOLOGY"), whether by modifications to the Products or otherwise, then prior to granting any licenses to third Persons with respect to the Video Technology or selling the Video Technology to third Persons, ION shall disclose the existence of the Video Technology to Kanakaris and permit Kanakaris a reasonable opportunity to make a proposal for the acquisition of the Video Technology or a license with respect thereto, and the parties shall in good faith negotiate with each other for a reasonable time with respect to such proposal by Kanakaris. Notwithstanding anything to the contrary contained herein, Kanakaris shall have no expressed or implied obligation to acquire or license the Video Technology from ION or to make any proposal with respect thereto, and ION shall have no expressed or implied obligation to sell or license the Video Technology to Kanakaris on the terms as proposed by Kanakaris or on any other terms.

3.        FEES AND ROYALTIES.

          3.1 During the term of this Agreement, ION shall have the exclusive right to perform Book Conversions for all Books for the Kanakaris Web Sites, on the following terms and conditions:

              (a) The price for each Book Conversion shall be $100.00 for each Book supplied to ION in accordance with ION's standard specifications for Book Conversions; PROVIDED, that effective as of January 1, 2000, and as of the first day of each calendar year thereafter, ION shall have the right to increase the price for each Book Conversion, by not more than five percent each year, by giving Kanakaris notice of such price increase not later than the December 15 prior to the effective date of the price increase. For each Book supplied to ION for a Book Conversion that does not comply with ION's standard specifications for Book Conversions, ION may also charge additional fees at ION's then applicable standard rates.

              (b) ION will issue invoices to Kanakaris for all Books delivered by ION to Kanakaris as to which ION has performed a Book Conversion, and all such invoices shall be due and payable in full within thirty days after the date of ION's invoice.

              (c) ION shall use its best efforts to diligently and promptly complete Book Conversions as soon as possible after Books are supplied to ION. The parties will reasonably cooperate with each other to establish mutually

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agreeable procedures and working arrangements to implement and administer the
Book Conversions. Any failure or delay by ION in performing any Book Conversion shall not constitute a breach or default by ION to the extent and for so long as such failure or delay is caused by or results from or in connection with any cause or event beyond ION's reasonable control, including any act of God, fire, flood, epidemic, quarantine restriction, war, riot, work stoppage, worker shortage, breakdown, interruption in power, governmental regulation or action, or order of any court or governmental body.

              (d) During the term of this Agreement, Kanakaris shall not directly or indirectly perform Book Conversions, either itself or through any Affiliate, and Kanakaris shall not engage any third Person to perform Book Conversions.

          3.2 In consideration of the License granted to Kanakaris by ION herein, and without regard to whether any rights thereunder are exclusive or non-exclusive, Kanakaris shall pay royalties to ION, on and subject to following terms and conditions:

              (a) "ROYALTY FEE" means (i) in the case of a Book Sale, an amount equal to the gross revenue to Kanakaris from the Book Sale, less the amount of any commission, fee or royalty payable by Kanakaris to the publisher or author of the Book involved in the Book Sale, multiplied by twelve percent, and (ii) in the case of a Product Sale, an amount equal to the gross revenue to Kanakaris from the Product Sale, multiplied by five percent; PROVIDED, that if the Product Sale is based on a Book for which the Book Conversion was performed by ION, then the Royalty Fee on such gross revenue shall be determined by multiplying by ten percent instead of five percent.

              (b) ION shall earn a Royalty Fee on each Book Sale or Product Sale at the time the Book Sale or Product Sale is transacted through a Kanakaris Web Site, without regard to whether any Product was used or involved in connection with the Book Sale or Product Sale or whether the related Book was the result of a Book Conversion by ION. All Royalty Fees earned in a calendar month shall be due and payable to ION within thirty days after the end of the month in which they are earned.

              (c) Each Royalty Fee payment shall be accompanied by a statement setting forth in reasonable detail Kanakaris's calculation of the amount of the Royalty Fee payment. Delivery of such statement to ION shall constitute a representation and warranty by Kanakaris to ION that the statement is true, complete and accurate. Kanakaris shall create, maintain and retain, for at least five years after the date of the related Royalty Fee payment to ION, reasonable books and records to establish the accuracy of Kanakaris' statement accompanying each Royalty Fee payment. Such books and records shall be subject to inspection by ION or its designated representatives, upon reasonable prior notice by ION to Kanakaris, at reasonable times during Kanakaris' regular business hours and without unreasonably interfering with Kanakaris' operations. In the event ION's inspection results in the discovery of any inaccurate payment, an adjustment shall be made promptly by the parties to correct such inaccurate payment. All such inspections shall be at ION's own cost and expense; PROVIDED, that if a material inaccuracy is discovered that results in Kanakaris being required to

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make an adjusting payment to ION, then Kanakaris shall promptly reimburse ION for any reasonable costs and expenses incurred in discovering such inaccuracy. All information that comes to the attention of ION or its designated representatives while taking the actions permitted by this SECTION 3.2(c) is designated to be Kanakaris' Restricted Information that is subject to the confidentiality restrictions of SECTION 8.

          3.3 If ION procures for or introduces to Kanakaris any publisher or author of a Book that is then published, displayed or viewed on a Kanakaris Web Site, then Kanakaris shall pay to ION, in addition to any other amounts payable to ION pursuant to SECTIONS 3.1 AND 3.2, the amount of any commission, fee or royalty payable by Kanakaris to its sales agents at the standard rates as then in effect.

          3.4 The parties may from time to time by mutual agreement increase, decrease or otherwise modify the amounts payable under SECTIONS 3.1. 3.2 OR 3.3 on a case-by-case basis; PROVIDED, that neither party shall have any obligation to agree to any such modification.

4.        STOCK OPTION.

          4.1 Subject to SECTION 4.5, ION shall have the right, exercisable at the option of ION in its sole discretion one time at any time on or after June 1, 1999, and on or before December 31, 2005 (the "STOCK OPTION"), to purchase from Kanakaris all or any portion of the Option Shares, for an aggregate purchase price equal to $.30 per share multiplied by the number of Option Shares as to which the Stock Option is being exercised, on and subject to the terms and conditions in this SECTION 4.

          4.2 The Stock Option, if exercised by ION, shall be exercised by ION delivering notice of the exercise thereof to Kanakaris (the "STOCK OPTION EXERCISE NOTICE"). To be valid and effective, the Stock Option Exercise Notice must be received by Kanakaris by not later than the close of business on December 31, 2005, and must be accompanied by cash, or a certified check or electronic wire transfer of immediately available funds to an account designated by Kanakaris, in the full amount of the aggregate purchase price for the Option Shares being purchased. Upon giving the Stock Option Exercise Notice, ION shall be deemed for all purposes to be the owner of the Option Shares being purchased from and after the date of the Stock Option Exercise Notice. Prior to the exercise of the Stock Option by ION, ION shall not have any rights as a shareholder of Kanakaris or with respect to any of the Option Shares issuable upon the exercise of the Stock Option, except such rights as are expressly provided herein.

          4.3 Upon receipt of the Stock Option Exercise Notice from ION, Kanakaris shall promptly issue a stock certificate to represent the Option Shares being purchased, duly registered in the name of ION on the books and records of Kanakaris regarding its capital stock and duly executed on behalf of Kanakaris, and deliver such stock certificate to ION; PROVIDED, that at the request of ION, Kanakaris shall deliver the Option Shares being purchased to a brokerage account designated by ION. Delivery to ION of the Option Shares being purchased in the manner contemplated herein shall constitute a representation and warranty by Kanakaris to ION that the Option Shares purchased by ION are validly authorized and issued, fully paid and non-assessable.

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          4.4 For so long as the Stock Option remains exercisable by ION, the following covenants shall be in effect:

              (a) Kanakaris shall reserve a sufficient number of shares of authorized but unissued shares of Kanakaris Common Stock for issuance to ION pursuant to the Stock Option.

              (b) Kanakaris shall provide to ION copies of all reports, notices and other documents provided to the shareholders of Kanakaris.

              (c) In the event of any restructuring of the capital stock or capitalization of Kanakaris, including any stock split or stock dividend, the terms of the Stock Option (including the number of shares of Kanakaris Common Stock subject to the Stock Option and the price per share for the shares to be purchased thereunder) shall be modified so as to preserve the rights of ION under the Stock Option and the intentions of the parties hereunder; PROVIDED, that ION shall not be protected from any dilution of its interests under the Stock Option as a result of the issuance of additional shares of the authorized shares of Kanakaris Common Stock subsequent to the date of this Agreement, and ION shall not have any preemptive rights with respect to the issuance of any capital stock of any class by Kanakaris.

          4.5 Kanakaris shall give ION notice not less than forty-five days prior to the consummation of any of the following events (each a "SALE EVENT"): a merger, consolidation or other reorganization of Kanakaris in which Kanakaris is not the surviving entity; the sale or other transfer of all or substantially all of Kanakaris' property or assets; the purchase or other acquisition of fifty percent or more of Kanakaris' outstanding equity interests; or any other change in the Control of Kanakaris. If ION does not deliver to Kanakaris a Stock Option Exercise Notice within thirty days after ION's receipt of such notice from ION, then Kanakaris shall have the right to cancel the Stock Option at any time prior to the consummation of such Sale Event by paying $30,000.00 to ION; PROVIDED, that if the Sale Event as to which notice was given to ION is not consummated within ninety days after the notice to ION, then Kanakaris shall then again be required to give the notice to ION as contemplated herein; and PROVIDED FURTHER, that if Kanakaris exercises the right to cancel the Stock Option and such Sale Event is not consummated within sixty days after such payment is made to ION, then ION shall have the right to reinstate the Stock Option by refunding such amount to Kanakaris, whereupon the Stock Option shall be reinstated and shall continue to be exercisable by ION.

          4.6 Subject to SECTION 4.7, after the exercise of the Stock Option by ION, ION shall have the right, exercisable at the option of ION in its sole discretion by giving notice to Kanakaris at any time after the expiration of ninety days after ION's exercise of the Stock Option, to require Kanakaris (at the expense of Kanakaris) to promptly take all such actions (including registration under the Securities Act, if such is required) as may be necessary under applicable federal and state laws to enable and permit ION to sell the Option Shares, then or at any time thereafter, in the public markets or on the stock exchanges where the Kanakaris Common Stock is then publicly traded, without any holding periods or other restrictions.

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          4.7 Kanakaris shall have the right, exercisable at the option of
Kanakaris in its sole discretion by paying to ION (in cash, or by a certified check or electronic wire transfer of immediately available funds to an account designated by ION), at any time prior to the expiration of fifteen days after Kanakaris receives the notice from ION pursuant to SECTION 4.6, an amount equal to the number of Option Shares purchased by ION multiplied by $.30 per share, for Kanakaris to be permitted a one year period after the date on which ION exercises its right under SECTION 4.6 in which to satisfy the requirements of
SECTION 4.6, and during such one year period or until an earlier date when Kanakaris satisfies such requirements the Option Shares purchased by ION may be subject to restrictions on their transferability unless the registration requirements of the Securities Act or the requirements of the Commission's Rule 144 thereunder are satisfied.

5.        ADDITIONAL COVENANTS.

          5.1 Kanakaris shall use its best efforts to utilize the Products and to actively promote the sale of Books through the Kanakaris Web Site so as to maximize the fees and royalties that may be earned by ION as contemplated by this Agreement.

          5.2 Kanakaris shall absorb all accounting costs associated with the Products and their implementation on Kanakaris Web Sites.

          5.3 Kanakaris shall be responsible for design and maintenance of all Kanakaris Web Sites.

          5.4 Kanakaris shall be responsible for server hosting for Kanakaris Web Sites (with adequate bandwidth so as to not impede the performance of ION software or user access). ION shall have the option to propose other hosting solutions to Kanakaris, and shall compare costs and services (e.g. if Kanakaris' band width is too small).

          5.5 Kanakaris shall be responsible for all programming costs. Kanakaris shall facilitate the ability on Kanakaris Web Sites to allow users to rent Books by the hour as well as buy permanent copies or access.

          5.6 ION shall have access to all the Books contained within the Kanakaris Web Sites as search material for a database. Kanakaris and publishers or authors shall receive a mutually agreeable (yet-to-be-determined) percentage of revenues generated off of Books from Kanakaris Web Sites to which access was achieved through a database search. ION shall assume all expenses for creating this database.

          5.7 ION reserves the right to publish public domain Books with the Products through Kanakaris Web Sites with ION receiving author or publisher revenues. Kanakaris shall not charge ION a posting fee.

          5.8 KANAKARIS and ION shall reasonably cooperate with each other to demonstrate and market the unique aspects of the Products and ION's underlying technology. ION shall send ION employees to a limited number of meetings, trade shows or other sales opportunities, if Kanakaris pays all direct expenses other than their salaries.

          5.9 KANAKARIS and ION each shall retain sole ownership of their respective names and trademarks.

          5.10 Some mutually agreeable method and fee structure needs to be determined by the parties for users who convert their Book using the Products and wish to publish the Book on their own Web Site. (ION has suggested at least double the fee).

6.        KANAKARIS' REPRESENTATIONS AND WARRANTIES.

          As an inducement for ION to enter into this Agreement, Kanakaris hereby represents and warrants to ION, as of the date of this Agreement, as follows:

          6.1 Kanakaris has been duly incorporated and organized and is validly existing and in good standing as a corporation under the laws of the State of Nevada, and has been duly qualified and is in good standing to transact business as a foreign corporation under the laws of the State of California and each other jurisdiction in which the nature of Kanakaris' business, properties or operations requires such qualification, with the full right, power and authority to enter into, execute, deliver and perform this Agreement.

          6.2 The authorized, issued and outstanding capital stock of Kanakaris is as follows: (i) 1,000,000 authorized shares of preferred stock, par value $.00l per share, of which on the date of this Agreement all 1,000,000 shares are outstanding; and (ii) 100,000,000 authorized shares of common stock, par value $.00l per share, of which on the date of this Agreement 23,000,000 shares are outstanding, no shares are held in treasury, and less than 500,000 shares are reserved for or subject to issuance pursuant to options, warrants, conversions, privilege or other similar rights. All shares of the Kanakaris Preferred Stock and Kanakaris Common Stock currently outstanding are validly authorized and issued, fully paid and non-assessable.

          6.3 All necessary proceedings and consents, corporate or otherwise, have been duly taken or obtained to authorize the execution, delivery and performance of this Agreement by Kanakaris.

          6.4 This Agreement has been duly authorized, executed and delivered by Kanakaris, constitutes a legal, valid and binding obligation of Kanakaris and is enforceable against Kanakaris in accordance with its terms.

          6.5 The execution, delivery and performance of this Agreement by Kanakaris do not and will not (i) conflict with or violate any provision of Kanakaris' articles of incorporation or bylaws, (ii) with or without the giving of notice or the passage of time or both, conflict with, violate or constitute a breach or default under, or result in the creation or imposition of any lien, charge or encumbrance on any property or assets of Kanakaris pursuant to, any terms or provisions of (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Kanakaris is a party or by which it may be bound or to which any of its properties or assets may be subject (including any agreements with Michael Horn regarding NetBooks) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, court or other tribunal having jurisdiction over Kanakaris or any of its properties or assets.

          6.6 No litigation, arbitration, governmental or other proceeding or investigation is pending or, to Kanakaris' knowledge, threatened with respect to Kanakaris or its properties, assets or business that can reasonably be expected to materially interfere with the execution, delivery and performance of this Agreement by Kanakaris (including any such litigation, arbitration, governmental or other proceeding or investigation arising with respect to agreements with Michael Horn regarding NetBooks), and Kanakaris does not have actual knowledge of any fact that could reasonably be expected to be the basis for any such litigation, arbitration, governmental or other proceeding.

          6.7 No consent, authorization, order, license, certificate or permit of or from, notice to, or declaration or filing with, any governmental authority, court or other tribunal, or any third party (including members), is required for Kanakaris to execute, deliver and perform this Agreement.

          6.8 Kanakaris has timely filed all statements and reports required to be filed under the Securities Act and the Exchange Act (the "PUBLIC FILINGS") true, correct and complete copies of all such Public Filings filed since January 1, 1998, have been provided to ION by Kanakaris; and none of the Public Filings provided to ION by Kanakaris includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.9 The foregoing representations and warranties by Kanakaris, together with the information previously disclosed to ION by Kanakaris in connection with this Agreement, are accurate in all material respects and do not omit any statements necessary to make such representations or information, in light of the circumstances in which they were made or disclosed, not misleading.

7.        ION'S REPRESENTATION AND WARRANTIES.

          As an inducement for Kanakaris to enter into this Agreement, ION hereby represents and warrants to Kanakaris, as of the date of this Agreement, as follows:

          7.1 ION has been duly incorporated and organized and is validly existing and in good standing as a corporation under the laws of the State of Missouri, with the full right, power and authority to enter into, execute, deliver and perform this Agreement.

          7.2 All necessary proceedings and consents, corporate or otherwise, have been duly taken or obtained to authorize the execution, delivery and performance of this Agreement by ION.

          7.3 This Agreement has been duly authorized, executed and delivered by ION, constitutes a legal, valid and binding obligation of ION and is enforceable against ION in accordance with its terms.

          7.4 The execution, delivery and performance of this Agreement by ION do not and will not (i) conflict with or violate any provision of ION's articles of incorporation or bylaws, (ii) with or without the giving of notice or the passage of time or both, conflict with, violate or constitute a breach or default under, or result in the creation or imposition of any lien, charge or encumbrance on any property or assets of ION pursuant to, any terms or provisions of (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which ION is a party or by which it may be bound or to which any of its properties or assets may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, court or other tribunal having jurisdiction over ION or any of its properties or assets.

          7.5 No litigation, arbitration, governmental or other proceeding or investigation is pending or, to ION's knowledge, threatened with respect to ION or its properties, assets or business that can reasonably be expected to materially interfere with the execution, delivery and performance of this Agreement by ION, and ION does not have actual knowledge of any fact that could reasonably be expected to be the basis for any such litigation, arbitration, governmental or other proceeding.

          7.6 No consent, authorization, order, license, certificate or permit of or from, notice to, or declaration or filing with, any governmental authority, court or other tribunal, or any third party (including shareholders), is required for ION to execute, deliver and perform this Agreement.

          7.7 ION is the sole and exclusive owner of the Products, free and clear of any adverse lien, security interest, encumbrance or interest of any third Person (except for non-exclusive licenses with respect to X*Maker), and to the knowledge of ION (i) ION has not misappropriated or infringed the trade secret, patent, copyright or trademark rights of any third Person, and (ii) no litigation, arbitration, governmental or other proceeding or investigation is pending or threatened that alleges that the Products misappropriate or infringe on any third Person's trade secret, patent, copyright or trademark rights, and ION does not know of any fact that could reasonably be expected to be the basis for any such litigation, arbitration, governmental or other proceeding or investigation.

          7.8 The foregoing representations and warranties by ION, together with the information previously disclosed to Kanakaris by ION in connection with this Agreement, are accurate in all material respects and do not omit any statements necessary to make such representations or information, in light of the circumstances in which they were made or disclosed, not misleading.

8.        CONFIDENTIALITY.

          8.1 "RESTRICTED INFORMATION" means any information designated by a party (at the time of disclosure or within a reasonable time thereafter) as being confidential or proprietary to the party, PROVIDED, that if such designation is not made in writing, then the designation must be confirmed in writing within a reasonable time thereafter; "DISCLOSING PARTY" means the party (either ION or Kanakaris), or any of its Affiliates, disclosing its Restricted Information to the Receiving Party; and "RECEIVING PARTY" means the party (either ION or Kanakaris), together with its Affiliates, receiving Restricted Information from the Disclosing Party. The Products and all technology, know-how, inventions and works of authorship included in the Products or on which they are based, including any source code, documents and manuals, are designated as ION's Restricted Information.

          8.2 Each Receiving Party shall, and it shall require its Affiliates to, protect and maintain in strict confidence and secrecy any Restricted Information that it may receive from the Disclosing Party and shall use such Restricted Information solely for the purpose for which it was disclosed to the Receiving Party, and the Receiving Party shall not otherwise use or disclose or permit any use or disclosure of such Restricted Information without the Disclosing Party's prior consent, except as follows:

              (a) Any use or disclosure of Restricted Information required to be made by or under applicable law or regulation or by order of a court or governmental authority acting within its jurisdiction, PROVIDED, that the Receiving Party has given the Disclosing Party prior notice and a reasonable opportunity to contest such requirement. ION acknowledges that Kanakaris has filed a registration statement under the Securities Act and is subject to the public reporting requirements of the Exchange Act, and pursuant to the requirements of the Securities Act and the Exchange Act Kanakaris is required to make certain public disclosures. ION authorizes Kanakaris to make any disclosures regarding ION, the Products and this Agreement to the extent required by the Securities Act or the Exchange Act; PROVIDED, that Kanakaris shall provide ION with a copy of any such disclosures within a reasonable time prior to any public filing or release thereof. Kanakaris, and not ION, shall be solely responsible for the preparation, filing and release of any such disclosures.

              (b) Any use or disclosure of Restricted Information that the Receiving Party can establish was (i) already known to or in the possession of the Receiving Party at the time of disclosure by the Disclosing Party, (ii) in the public domain other than by means of any use or disclosure in violation of this Agreement by the Receiving Party, (iii) obtained by the Receiving Party from an independent source that to the knowledge of the Receiving Party has not violated a confidentiality agreement with the Disclosing Party, or (iv) developed independently by the Receiving Party or an Affiliate without any reliance on the Restricted Information.

          The Receiving Party shall give the Disclosing Party prior notice of any anticipated use (other than a use for the purpose for which the Restricted Information was disclosed to the Receiving Party) or disclosure of Restricted Information pursuant to this SECTION 8.2, and the Receiving Party shall have the burden of proving the basis for any use or disclosure of Restricted Information claimed to be permitted by this SECTION 8.2. Upon any termination or expiration of this Agreement, each party shall return to the other party or destroy, in accordance with the reasonable instructions of the other party, the originals and all copies, extracts or other tangible or intangible forms or records of any Restricted Information of the other party.

          8.3 Each Receiving Party acknowledges that any use or disclosure of Restricted Information by the Receiving Party or its Affiliates in a manner inconsistent with this SECTION 8 will cause the Disclosing Party irreparable harm, and that the Disclosing Party shall have the right to obtain equitable and injunctive relief to prohibit such use or disclosure, in addition to all other rights and remedies that may be available to the Disclosing Party at law, in equity or by statute. The provisions of this SECTION 8 shall survive for ten years after the last disclosure of Restricted Information pursuant to this Agreement.

9.       ARBITRATION.

         9.1 "DISPUTE" means any controversy, dispute or claim arising out of or relating to this Agreement or the performance or interpretation hereof that cannot be resolved by mutual agreement of the parties; "ARBITRABLE DISPUTE" means any Dispute, except as provided in SECTION 9.4 and except for any Dispute that is prohibited by law from being arbitrated; "AAA" means the American Arbitration Association; "AAA RULES" means commercial arbitration rules and procedures of the AAA.

          9.2 Any Arbitrable Dispute shall be resolved by submitting it to binding arbitration under the AAA Rules, except that if the provisions of this
SECTION 9 conflict with any provisions of the AAA Rules, then the provisions of this SECTION 9 shall control to the extent permitted by the AAA Rules. Such arbitration shall be the sole and exclusive means for resolving Arbitrable Disputes. The submission of an Arbitrable Dispute to arbitration shall not be cause for the delay or suspension of the performance of any duty or obligation under this Agreement.

          9.3 An Arbitrable Dispute may be submitted to arbitration by either party, at any time prior to the expiration of the time within which a lawsuit over the Arbitrable Dispute may be filed, by giving prompt written notice of demand of arbitration to the other party and to the AAA. No person who has been employed by or had any business relationship with any party to such arbitration may serve as an arbitrator. The arbitration shall be conducted at such location as may be mutually agreeable to the parties or, if not mutually agreed, then as determined by the arbitrators. The arbitrators shall render their award in writing, accompanied by a written opinion specifying any findings of fact and other conclusions as a basis for such award, within sixty days after the close of the parties' presentation of evidence. The arbitrators may award any appropriate relief, including an award for damages, specific performance or other equitable relief, but the arbitrators may not award any punitive or exemplary damages. The decision and award of the arbitrators shall be final and binding on the parties and judgment on the award may be entered in any court having jurisdiction. Each party shall bear its own fees, costs and expenses in connection with any arbitration, except that any fees, costs and expenses of the AAA and the arbitrators shall be assessed against the non-prevailing party as determined by the arbitrators.

          9.4 If any party asserts against the other party an alleged violation of any federal or state statute, including securities laws, anti-trust laws, consumer protection laws and Racketeer Influenced and Corrupt Organizations Law, then the party against whom the violation is alleged may opt to have such alleged violation determined by lawsuit in a court having jurisdiction rather than by arbitration by so notifying the other party, the arbitrators (if already selected) and the AAA in writing within thirty days after the allegation of such violation is made. Upon receipt of such notice, the AAA and the arbitrators shall have no further jurisdiction with respect to such alleged violation, but the party alleging such violation shall be free to allege such violation by lawsuit. No such notice or lawsuit shall be cause for delay or suspension of the arbitration of any other Arbitrable Disputes under this SECTION 9.

10.       TERM AND TERMINATION.

          10.1 Subject to SECTION 10.2, the initial term of this Agreement shall commence on the effective date of this Agreement first indicated above and shall remain in effect until December 31, 2004, and thereafter the term of this Agreement shall automatically renew for successive additional renewal terms of five years each, ending on December 31 of each fifth year. This Agreement may be terminated only as provided in SECTION 10.2. Any termination of this Agreement also shall constitute a termination of the License.

          10.2 (a) In the event of any failure by Kanakaris to make full payment to ION of any amount required to be paid by Kanakaris to ION by this Agreement, on or before the date such payment is required to be made (a "PAYMENT DEFAULT"), ION shall have the right (then or at any time thereafter for so long as such Payment Default is continuing) to give Kanakaris notice of default in writing specifying the payment that was not made (and the amount thereof if known to ION). If Kanakaris does not make such payment in full within a period of five Business Days after the date such notice is delivered to Kanakaris, then ION shall have the right at any time after such period, for so long as such Payment Default is continuing, to terminate this Agreement, effective immediately upon giving notice of termination to Kanakaris. The occurrence of an event as described in SECTION 2.4(a) shall not constitute a Payment Default under this
SECTION 10.2(a).

              (b) In the event of any material breach or default, other than a Payment Default, under the terms of this Agreement by either party (the "DEFAULTING PARTY"), the other party (the "NON-DEFAULTING Party") shall have the right to give the Defaulting Party notice of default in writing specifying in reasonable detail the nature of such breach or default. If the Defaulting Party does not cure the breach or default so specified to the reasonable satisfaction of the Non-Defaulting Party within thirty days after delivery of such notice of default, or (in the case of a breach or default that cannot be cured within such thirty-day period) commence the cure of such breach or default and thereafter diligently prosecute the cure to completion to the reasonable satisfaction of the Non-Defaulting Party, then the Non-Defaulting Party shall have the right within thirty days after such thirty-day period to terminate this Agreement, effective immediately upon giving notice of termination to the Defaulting Party. The occurrence of an event as described in SECTION 2.4(a) shall not constitute a breach or default under this SECTION 10.2(b).

              (c) Subject to the last sentence of this SECTION 10.2(c), this Agreement shall terminate automatically, without any notice or other action by either party being required, effective upon the occurrence of any of the following events with respect to either of the parties (the "TERMINATING PARTY"): (i) the liquidation or dissolution of the Terminating Party; (ii) an assignment for the benefit of the Terminating Party's creditors, the Terminating Party's insolvency or inability to pay debts as they mature, the filing by or against the Terminating Party of a petition, or any answer or consent thereto, seeking liquidation, receivership, reorganization or readjustment of the Terminating Party's property, assets or liabilities under bankruptcy or other insolvency laws or the appointment of a conservator, sequestrator, receiver or trustee for all or substantially all of the Terminating Party's property or assets or liabilities under bankruptcy or other insolvency laws; (iii) a merger, consolidation or other reorganization of the Terminating Party in which the Terminating Party is not the surviving entity and the surviving entity does not expressly assume the obligations of the Terminating Party hereunder, the sale or other transfer of all or substantially all of the Terminating Party's property or assets to, or the purchase or other acquisition of fifty percent or more of the Terminating Party's outstanding equity interests by, any person or group that does not expressly assume the obligations of the Terminating Party hereunder; or (iv) the taking of any corporate or other action for the purpose of effecting any of the foregoing. The party other than the Terminating Party (the "NON-TERMINATING PARTY") shall have the right to affirm this Agreement, in which case it shall remain in full force and effect, by so notifying the Terminating Party within thirty days after the Non-Terminating Party first has actual knowledge of any of the foregoing events.

          10.3 Upon termination of this Agreement and the License, (i) Kanakaris shall not have the right to use, and shall immediately discontinue using, the Products and any technology, know-how, inventions and works of authorship included within the Products or on which they are based, for any purpose within or outside the Field, (ii) Kanakaris shall immediately discontinue effecting any Book Sales of, or Product Sales based on, Books viewed or downloaded using the Products or any technology, know-how, inventions or works of authorship on which the Products are based, and (iii) Kanakaris shall immediately return to ION or destroy in accordance with ION's instructions all copies (including archived and backup copies) of the Products.

          10.4 The following provisions of this Agreement shall survive any termination of this Agreement: (i) the previously accrued obligation of either party to pay any amounts to the other party; (ii) SECTIONS 2.6, 2.7, 4, 8, 9 AND
10.7 and (iii) any provisions of this Agreement affecting the construction, interpretation or enforcement of the foregoing surviving provisions of this Agreement.

11.      MISCELLANEOUS.

         Except as otherwise expressly provided in a particular provision of this Agreement, the provisions of this SECTION 11 shall apply generally to all provisions of this Agreement.

         11.1 Neither party may assign or delegate any rights or duties under this Agreement without the other party's prior consent, which consent may be withheld in the other party's sole discretion; PROVIDED, that either party may assign this Agreement to its successor in interest in the circumstances referred to in SECTION 10.2(c)(iii) if the successor in interest expressly assumes the obligations under this Agreement. This Agreement shall be binding on, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties.

          11.2 This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be modified, amended or otherwise altered only in writing signed by both parties.

         11.3 The delay or failure in the exercise of any right, remedy or power shall not operate as a waiver thereof, nor shall any single or partial exercise or waiver thereof preclude or limit any other or future exercise thereof. All rights and remedies provided herein are cumulative in addition to any other rights and remedies available herein or at law, in equity or by statute. The prevailing party (as determined by the tribunal having jurisdiction) in any action to enforce this Agreement shall be entitled to recover from the other parties all fees, costs and expenses (including reasonable attorneys' fees) incurred by the prevailing party in connection with such action. Any amount due and payable hereunder shall not be deemed to have been paid until actual receipt of full payment by the payee in cleared funds available to be drawn on by the payee. Any amount not paid at the time it becomes due and payable under this Agreement shall bear interest until paid at a per annum rate equal to the lesser of the prime rate of interest as reported on the due date in the Midwest edition of THE WALL STREET JOURNAL plus four percent, or the maximum rate permitted by applicable law. All payments shall be made in Dollars.

          11.4 All notices, requests, approvals, consents or other communications required or permitted to be given herein shall be in writing and shall be sufficiently given if delivered personally, forwarded by certified U.S. mail with proper postage prepaid and return receipt requested (or by other prepaid commercial delivery service that documents delivery) or transmitted by facsimile with receipt promptly acknowledged by the receiving party, in each case to the party to which directed at its address indicated after the signatures to this Agreement below. Such communications shall be effective upon delivery to the address of the party to which directed (notwithstanding any acceptance, rejection or acknowledgment of such delivery). Either party may from time to time designate any other address to which such communications shall be sent.

          11.5 Neither party shall be, nor shall it hold itself out as being, an agent, joint venturer or partner of the other party or of any entity directly or indirectly controlling, controlled by, under common control with or otherwise affiliated with the other party. Neither party shall have any authority to act on behalf of or bind the other party. This Agreement is solely for the benefit of the parties to this Agreement and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer any rights to any other third Persons.

          11.6 Each party shall reasonably cooperate with the other, execute and deliver such further documents and instruments and do such further acts as reasonably necessary to give effect to the intent of the parties expressed herein. All approvals or consents required to be obtained from a party shall not be unreasonably withheld or delayed, but any provision herein permitting a party to exercise a right in its "SOLE DISCRETION" means that the party is not required to act reasonably in exercising such right.

          11.7 If any court of competent jurisdiction declares invalid or unenforceable any provision of this Agreement, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect, and such invalid or unenforceable provision shall be construed in a manner so as to give the maximum valid and enforceable effect to the intent of the parties expressed therein.

          11.8 This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to its principles of conflicts of laws.

          11.9 This Agreement may be executed in multiple counterparts, all of which together shall constitute one and the same agreement. This Agreement shall become effective only upon execution and delivery of this Agreement on behalf of both parties, whereupon it shall be effective as of the date first above written with the same effect as if both parties had executed and delivered this Agreement on such date. Signature pages to this Agreement (and any other documents contemplated herein), duly executed by the respective authorized representative of the parties, may be exchanged by facsimile transmission and shall be treated for all purposes with the same effect as if such signature pages were duly executed originals attached to the documents to which they relate, and promptly thereafter the parties shall cooperate to exchange the originals of all signature pages exchanged by facsimile transmission (but the failure to so exchange such originals shall not affect the validity of the documents to which they relate).


            [The remainder of this page is intentionally left blank.]

             THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION
                      WHICH MAY BE ENFORCED BY THE PARTIES

                             ___________________

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first indicated above.


KANAKARIS COMMUNICATIONS, INC.



By /S/ Alex Kanakaris
   ----------------------------
   Alex Kanakaris, President


3310 Harbor Boulevard, Suite F3
Costa Mesa, California 92626
Telephone: (714) 444-0560
Facsimile: (714) 549-8970




ION SYSTEMS, INC.



By /S/ Jill Thomas
   ----------------------------
   Jill Thomas, President


107 Mississippi Avenue
Crystal City, Missouri 63019
Telephone: (314) 937-9094
Facsimile: (314) 937-1828

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